Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in Registration Statement (No. 333-22803) on Form S-8 of our report dated June 25, 2010, appearing in this Annual Report on Form 11-K of the Savings Plus Plan for Hourly-Paid Employees for the year ended December 31, 2009.
/s/ ParenteBeard, LLC
Philadelphia, Pennsylvania
June 25, 2010

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